SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) March 23, 2001


                                   ENZON, INC.
             (Exact name of registrant as specified in its charter)





    Delaware                          0-12957                         22-237286
(State or other jurisdiction         (Commission                 (IRS Employer
of incorporation)                    File Number)                Identification)



                20 KINGSBRIDGE ROAD, PISCATAWAY, NEW JERSEY 08854
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (732) 980-4500



                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS

ENZON ANNOUNCES FDA ASSIGNS PRIORITY REVIEW STATUS TO
PEG-INTRON AND REBETOL APPLICATION FOR CHRONIC HEPATITIS C

     Enzon, Inc. announced today that Schering-Plough Corporation has been notified verbally by the U.S. Food and Drug Administration (FDA) that priority review status has been assigned to Schering-Plough's supplemental Biologics License Application (sBLA) seeking marketing approval for PEG-INTRON(TM) (peginterferon alfa-2b) Powder for Injection for use in combination therapy with REBETOL(R) (ribavirin, USP) Capsules for the treatment of chronic hepatitis C in patients not previously treated with interferon alpha who have compensated liver disease and are at least 18 years of age. PEG-INTRON is a longer acting form of Schering-Plough's INTRON(R) A that uses proprietary PEG technology developed by Enzon. Under the Company's licensing agreement with Schering-Plough, Enzon is entitled to royalties on worldwide sales of PEG-INTRON.

     In accordance with federal regulation, the FDA has 60 days from the date of receipt of the application (February 5, 2001) to determine acceptability of the filing. Unless Schering-Plough is informed otherwise by April 6, 2001, this application will be considered filed with priority review status as of that date. Priority review status provides for FDA action within six months from the date of receipt of the application.

     On January 19, 2001, the FDA granted marketing approval to PEG-INTRON as once-weekly monotherapy for the treatment of chronic hepatitis C in patients not previously treated with alpha interferon who have compensated liver disease and are at least 18 years of age. PEG-INTRON is the first and only pegylated interferon approved for marketing in the United States.

     PEG-INTRON (peginterferon alfa-2b), recombinant interferon alfa-2b linked to a 12,000 dalton polyethylene glycol (PEG) molecule, is a once-weekly therapy designed to optimize the balance between antiviral activity and elimination half-life. Schering-Plough holds an exclusive worldwide license to PEG-INTRON.

     REBETOL had been previously approved in the United States for use in combination with INTRON A (interferon alfa-2b, recombinant) Injection for the treatment of chronic hepatitis C in patients with compensated liver disease previously untreated with alpha interferon or who have relapsed following alpha interferon therapy. REBETOL is marketed in the United States as a component of REBETRON(TM) Combination Therapy, which contains REBETOL Capsules and INTRON A Injection in a single package.

     INTRON A is a recombinant version of naturally occurring alpha interferon, which has been shown to exert both antiviral and immunomodulatory effects. Schering-Plough markets INTRON A, the world's largest-selling alpha interferon, for 16 major antiviral and anticancer indications worldwide.

     Some 4 million Americans are infected with the hepatitis C virus (HCV) and approximately 70 percent of infected patients go on to develop chronic liver disease, according to the Centers for Disease Control and Prevention (CDC). Hepatitis C infection contributes to the deaths of an estimated 8,000 to 10,000 Americans each year. This toll is expected to triple by the year 2010 and exceed the number of annual deaths due to AIDS, according to the CDC. The CDC has reported that HCV-associated end-stage liver disease is the most frequent indication for liver transplantation among adults.

     Except for the historical information herein, the matters discussed in this Form 8-K include forward-looking statements that may involve a number of risks and uncertainties. Actual results may vary significantly based upon a number of factors which are described in Enzon's Form 10-K, Form 10-Q's and Form 8-K on file with the SEC, including without limitation, risks in obtaining and maintaining regulatory approval for Enzon's products and expanded indications for such products, market acceptance of and continuing demand for Enzon's products and the impact of competitive products and pricing.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   March 26, 2001

                                                  ENZON, INC.
                                       -----------------------------------
                                                 (Registrant)


                                  By:  /s/ Kenneth J. Zuerblis
                                       -----------------------------
                                       Kenneth J. Zuerblis
                                       Vice President, Finance and
                                       Chief Financial Officer